Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces Second Quarter Fiscal 2026
Results of Operations
Highlights
▪Korn Ferry reports Q2 FY'26 fee revenue of $721.7 million, an increase of 7% year-over-year, 6% at constant currency.
◦Fee revenue grew 10% and 17% year-over-year in Executive Search and Professional Search & Interim, respectively.
▪Net income attributable to Korn Ferry was $72.4 million, an increase of 19% year-over-year, with a margin of 10.0%, an increase of 100bps year-over-year.
▪Adjusted EBITDA was $124.8 million, an increase of 7% year-over-year, with a margin of 17.3%, essentially flat year-over-year.
▪Diluted and adjusted diluted earnings per share were $1.36 and $1.33 in Q2 FY'26, up 19% and 10% year-over-year, respectively.
▪Estimated remaining fees under existing contracts at the end of the second quarter was $1.842 billion, up 20% year-over-year.
Los Angeles, CA, December 9, 2025 – Korn Ferry (NYSE: KFY), a global consulting firm, today announced second quarter fee revenue of $721.7 million. In addition, second quarter diluted earnings per share was $1.36 and adjusted diluted earnings per share was $1.33.
“Our performance during the quarter was outstanding, as we achieved our fourth consecutive quarter of accelerated growth, led by our Marquee and Diamond accounts“ said Gary D. Burnison, CEO, Korn Ferry. “In a world defined by disruption, digitization and economic fluctuation, organizations require more than static strategies. They need the ability to adapt, align and act. Korn Ferry sits at the intersection of these opportunities, unlocking the potential in people and organizations—synchronizing strategy, operations and talent to accelerate performance, fuel growth and inspire a legacy of change.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$721.7	$674.4	$1,430.3	$1,349.3
Total revenue	$729.8	$682.0	$1,445.3	$1,364.7
Estimated remaining fees under existing contracts (b)	$1,842.4	$1,530.4	$1,842.4	$1,530.4
Net income attributable to Korn Ferry	$72.4	$60.8	$139.0	$123.4
Net income attributable to Korn Ferry margin	10.0%	9.0%	9.7%	9.1%
Basic earnings per share	$1.38	$1.16	$2.66	$2.34
Diluted earnings per share	$1.36	$1.14	$2.61	$2.30

Adjusted Results (c):	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$124.8	$117.0	$245.2	$228.2
Adjusted EBITDA margin	17.3%	17.4%	17.1%	16.9%
Adjusted net income attributable to Korn Ferry (d)	$70.5	$64.7	$139.7	$127.8
Adjusted basic earnings per share (d)	$1.35	$1.23	$2.67	$2.42
Adjusted diluted earnings per share (d)	$1.33	$1.21	$2.63	$2.38
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets, gain on lease modification, restructuring charges, net and management separation charges when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Gain on modification of office lease	$(13.9)	$—	$(13.9)	$—
Integration/acquisition costs	$1.3	$3.9	$2.8	$5.0
Restructuring charges, net	$—	$0.6	$—	$0.6
______________________
(d) Adjusted net income attributable to Korn Ferry, Adjusted basic earnings per share and Adjusted diluted earnings per share are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Gain on modification of office lease	$(13.9)	$—	$(13.9)	$—
Accelerated depreciation on Digital platform	$10.2	$—	$12.2	$—
Integration/acquisition costs	$1.3	$3.9	$2.8	$5.0
Restructuring charges, net	$—	$0.6	$—	$0.6
Tax effect on the adjusted items	$0.5	$(0.6)	$(0.4)	$(1.1)
The Company reported fee revenue in Q2 FY'26 of $721.7 million, an increase of 7% year-over-year (up 6.0% at constant currency).
Net income attributable to Korn Ferry was $72.4 million with a margin of 10.0% in Q2 FY'26, compared to Q2 FY'25 net income attributable to Korn Ferry of $60.8 million with a margin of 9.0%, an increase of 100bps. Net income attributable to Korn Ferry increased from the year-ago quarter primarily due to an increase in fee revenue and the impact of adjusted items in item (d) above, partially offset by increases in compensation and benefits expenses and cost of services.

Adjusted EBITDA was $124.8 million in Q2 FY'26 compared to $117.0 million in Q2 FY'25. Adjusted EBITDA margin was 17.3% in Q2 FY'26, essentially flat compared to the year-ago quarter. The increase in Adjusted EBITDA was due to an increase in fee revenue, partially offset by increases in compensation and benefits expenses and cost of services.

Results by Solution
Selected Consulting Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$172.8	$166.8	$342.8	$334.6
Total revenue	$175.9	$169.4	$348.6	$340.2

Estimated remaining fees under existing contracts (b)	$373.0	$352.2	$373.0	$352.2
Ending number of consultants and execution staff (c)	1,537	1,646	1,537	1,646
Hours worked in thousands (d)	376	398	743	793
Average bill rate (e)	$460	$419	$461	$422

Adjusted Results (f):	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$30.3	$29.1	$59.1	$58.4
Adjusted EBITDA margin	17.5%	17.5%	17.2%	17.5%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Represents number of employees originating, delivering and executing consulting services.
(d)The number of hours worked by consultant and execution staff during the period.
(e)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(f)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Gain on modification of office lease	$(4.1)	$—	$(4.1)	$—
Restructuring charges, net	$—	$0.4	$—	$0.4
Fee revenue was $172.8 million in Q2 FY'26 compared to $166.8 million in Q2 FY'25, an increase of $6.0 million or 4% (up 3% on a constant currency basis). The year-over-year increase in Consulting fee revenue was primarily driven by a 10% increase in average bill rates.
Adjusted EBITDA was $30.3 million in Q2 FY'26 compared to $29.1 million in the year-ago quarter. Adjusted EBITDA margin in the quarter was 17.5%, flat year-over-year.

Selected Digital Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$91.0	$92.9	$180.2	$181.1
Total revenue	$91.2	$93.0	$180.5	$181.2

Estimated remaining fees under existing contracts (b)	$397.2	$371.7	$397.2	$371.7
Ending number of consultants	231	260	231	260
Subscription & License fee revenue	$36.2	$34.6	$73.4	$68.7

Adjusted Results (c):	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$28.7	$29.2	$56.3	$55.8
Adjusted EBITDA margin	31.6%	31.4%	31.3%	30.8%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Gain on modification of office lease	$(2.0)	$—	$(2.0)	$—
Fee revenue was $91.0 million in Q2 FY'26 compared to $92.9 million in Q2 FY'25, a decrease of $1.9 million or 2% (down 3% on a constant currency basis).
Adjusted EBITDA was $28.7 million in Q2 FY'26, compared to $29.2 million in the year-ago quarter. Adjusted EBITDA margin was 31.6%, essentially flat compared to the year-ago quarter.

Selected Executive Search Data(a)
(dollars in millions) (b)

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$226.0	$206.0	$450.2	$414.6
Total revenue	$227.9	$208.0	$454.1	$418.3

Estimated remaining fees under existing contracts (c)	$72.8	$62.2	$72.8	$62.2
Ending number of consultants	569	555	569	555
Average number of consultants	572	557	565	549
Engagements billed	3,762	3,566	5,826	5,474
New engagements (d)	1,633	1,567	3,229	3,123

Adjusted Results (e):	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$57.8	$51.4	$115.2	$100.8
Adjusted EBITDA margin	25.6%	24.9%	25.6%	24.3%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments described in our annual and quarterly reporting on Forms 10-K and 10-Q and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Solutions, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(d)Represents new engagements opened in the respective period.
(e)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Gain on modification of office lease	$(3.7)	$—	$(3.7)	$—
Restructuring charges, net	$—	$0.2	$—	$0.2
Fee revenue was $226.0 million in Q2 FY'26 compared to $206.0 million in Q2 FY'25, an increase of $20.0 million or 10% (up 9% at constant currency). The year-over-year increase in fee revenue was driven by an increase in both the number of engagements billed and the weighted-average fee billed per engagement. The Company experienced fee revenue growth in North America, EMEA and APAC regions.
Adjusted EBITDA was $57.8 million in Q2 FY'26 compared to $51.4 million in the year-ago quarter, an increase of 12% year-over-year. Adjusted EBITDA margin increased by 70bps to 25.6% in Q2 FY'26. The increase in Adjusted EBITDA and Adjusted EBITDA margin was due to higher fee revenue, partially offset by an increase in compensation and benefits expense.

Selected Professional Search & Interim Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$141.1	$121.1	$275.0	$242.8
Total revenue	$142.5	$122.0	$277.6	$244.7

Permanent Placement:
Fee revenue	$56.2	$52.8	$110.9	$105.0
Estimated remaining fees under existing contracts (b)	$15.9	$14.2	$15.9	$14.2
Engagements billed	1,843	1,740	2,918	2,844
New engagements (c)	1,004	947	1,967	1,919
Ending number of consultants	301	292	301	292
Interim:
Fee revenue	$84.9	$68.3	$164.1	$137.8
Estimated remaining fees under existing contracts (b)	$96.5	$70.9	$96.5	$70.9
Average bill rate (d)	$142	$140	$140	$137
Average weekly billable consultants (e)	1,237	980	1,227	1,024

Adjusted Results (f):	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$30.2	$27.2	$58.2	$52.9
Adjusted EBITDA margin	21.4%	22.5%	21.2%	21.8%
_____________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Represents new engagements opened in the respective period.
(d)Fee revenue from interim divided by the number of hours worked by consultants.
(e)The number of billable consultants based on a weekly average in the respective period.
(f)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Gain on modification of office lease	$(2.6)	$—	$(2.6)	$—
Integration/acquisition costs	$1.3	$1.4	$2.8	$2.5
Fee revenue was $141.1 million in Q2 FY'26 compared to $121.1 million in Q2 FY'25, an increase of $20.0 million or 17% (up 16% at constant currency). Fee revenue increased primarily due to higher fee revenue from Interim associated with the acquisition of Trilogy International effective November 1, 2024.
Adjusted EBITDA was $30.2 million in Q2 FY'26 compared to $27.2 million in the year-ago quarter. Adjusted EBITDA margin was 21.4% in Q2 FY'26, a decrease of 110bps compared to the year-ago quarter. Adjusted EBITDA increased due to an increase in fee revenue, partially offset by an increase in cost of services. Adjusted EBITDA margin decreased due to the growth in fee revenue from Interim services which have lower margins than permanent placement.

Selected Recruitment Process Outsourcing ("RPO") Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$90.8	$87.6	$182.1	$176.1
Total revenue	$92.3	$89.6	$184.5	$180.3

Estimated remaining fees under existing contracts (b)	$886.9	$659.2	$886.9	$659.2
RPO new business (c)	$253.0	$101.1	$352.3	$204.7

Adjusted Results (d):	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$14.2	$12.9	$28.6	$25.4
Adjusted EBITDA margin	15.7%	14.7%	15.7%	14.4%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated total value of a contract at the point of execution of the contract.
(d)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Gain on modification of office lease	$(1.5)	$—	$(1.5)	$—
Fee revenue was $90.8 million in Q2 FY'26 compared to $87.6 million in Q2 FY'25, an increase of $3.2 million or 4% (up 3% at constant currency). RPO fee revenue increased primarily due to new logo clients in North America.
Adjusted EBITDA was $14.2 million in Q2 FY'26 compared to $12.9 million in the year-ago quarter. Adjusted EBITDA margin increased 100bps to 15.7% in Q2 FY'26. The increase in Adjusted EBITDA and Adjusted EBITDA margin both resulted from an increase in fee revenue.

Outlook
Assuming worldwide geopolitical conditions, economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:
▪Q3 FY’26 fee revenue is expected to be in the range of $680 million and $694 million; and
▪Q3 FY’26 diluted earnings per share is expected to range between $1.15 to $1.21.
On a consolidated adjusted basis:
▪Q3 FY’26 adjusted diluted earnings per share is expected to be in the range from $1.19 to $1.25.

	Q3 FY’26 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$1.15	$1.21
Integration/acquisition costs and accelerated depreciation on Digital platform	0.05	0.05
Tax rate impact	(0.01)	(0.01)
Consolidated adjusted diluted earnings per share(1)	$1.19	$1.25
______________________
(1)Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to the investor relations section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That’s why the world’s most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected impacts of sunsetting our Digital platform, expected labor market conditions, expected demand for and relevance of our products and services, expected results of our business diversification strategy, impact of global events on our business, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, trade wars, interest rates, labor market conditions, global slowdowns, or recessions, competition, geopolitical tensions, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to corporate responsibility matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property, our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the expansion of social media platforms, the ability to effect acquisitions and integrate acquired businesses, resulting organizational changes, our indebtedness, and those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, restructuring charges, gain on modification of an office lease and cost associated with accelerated depreciation on our Digital platform, net of income tax effect;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, restructuring charges, gain on modification of an office lease and cost associated with accelerated depreciation on our Digital platform, net of income tax effect;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period; and
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, gain on modification of an office lease and restructuring charges, net when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the

Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs associated with previous acquisitions, such as legal and professional fees, retention awards and on-going integration expenses, 2) gain on modification of an office lease where the Company received lease incentives to shorten the lease term, 3) restructuring charges, net to align workforce to eliminate excess capacity resulting from challenging macroeconomic business environment and 4) accelerated depreciation associated with the decision to sunset our Digital platform. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024

	(unaudited)
Fee revenue	$721,699	$674,365	$1,430,312	$1,349,311
Reimbursed out-of-pocket engagement expenses	8,101	7,595	15,031	15,410
Total revenue	729,800	681,960	1,445,343	1,364,721

Compensation and benefits	462,034	437,427	923,445	889,202
General and administrative expenses	50,250	64,541	114,124	124,540
Reimbursed expenses	8,101	7,595	15,031	15,410
Cost of services	79,087	64,657	156,281	132,201
Depreciation and amortization	31,573	19,688	54,259	39,266
Restructuring charges, net	—	576	—	576
Total operating expenses	631,045	594,484	1,263,140	1,201,195

Operating income	98,755	87,476	182,203	163,526
Other income, net	7,075	5,391	19,827	19,896
Interest expense, net	(5,763)	(5,626)	(9,279)	(9,571)
Income before provision for income taxes	100,067	87,241	192,751	173,851
Income tax provision	26,645	24,898	51,895	47,252
Net income	73,422	62,343	140,856	126,599
Net income attributable to noncontrolling interest	(1,023)	(1,543)	(1,821)	(3,195)
Net income attributable to Korn Ferry	$72,399	$60,800	$139,035	$123,404

Earnings per common share attributable to Korn Ferry:
Basic	$1.38	$1.16	$2.66	$2.34
Diluted	$1.36	$1.14	$2.61	$2.30

Weighted-average common shares outstanding:
Basic	51,745	51,957	51,606	51,953
Diluted	52,517	52,750	52,557	52,864

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended October 31,			Six Months Ended October 31,
	2025	2024	% Change	2025	2024	% Change
Fee revenue:
Consulting	$172,841	$166,771	3.6%	$342,803	$334,641	2.4%
Digital	91,029	92,893	(2.0%)	180,227	181,073	(0.5%)
Executive Search:
North America	142,105	129,891	9.4%	281,759	264,643	6.5%
EMEA	51,900	46,788	10.9%	105,681	92,769	13.9%
Asia Pacific	24,131	21,464	12.4%	48,832	42,043	16.1%
Latin America	7,815	7,856	(0.5%)	13,932	15,179	(8.2%)
Total Executive Search (a)	225,951	205,999	9.7%	450,204	414,634	8.6%
Professional Search & Interim	141,099	121,107	16.5%	275,000	242,848	13.2%
RPO	90,779	87,595	3.6%	182,078	176,115	3.4%
Total fee revenue	721,699	674,365	7.0%	1,430,312	1,349,311	6.0%
Reimbursed out-of-pocket engagement expenses	8,101	7,595	6.7%	15,031	15,410	(2.5%)
Total revenue	$729,800	$681,960	7.0%	$1,445,343	$1,364,721	5.9%
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Solutions, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	October 31, 2025	April 30, 2025 (1)
	(unaudited)
ASSETS
Cash and cash equivalents	$761,579	$1,006,964
Marketable securities	39,509	36,388
Receivables due from clients, net of allowance for doubtful accounts of $43,418 and $40,461 at October 31, 2025 and April 30, 2025, respectively	607,303	565,255
Income taxes and other receivables	75,254	38,394
Unearned compensation	67,603	61,649
Prepaid expenses and other assets	54,989	41,488
Total current assets	1,606,237	1,750,138

Marketable securities, non-current	237,227	233,626
Property and equipment, net	176,506	173,610
Operating lease right-of-use assets, net	131,861	152,712
Cash surrender value of company-owned life insurance policies, net of loans	270,984	252,621
Deferred income taxes	127,324	144,560
Goodwill	948,284	948,832
Intangible assets, net	57,901	70,193
Unearned compensation, non-current	137,290	106,965
Investments and other assets	29,319	27,967
Total assets	$3,722,933	$3,861,224

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$53,032	$58,884
Income taxes payable	23,243	23,079
Compensation and benefits payable	355,256	530,473
Operating lease liability, current	32,996	38,573
Other accrued liabilities	284,722	304,589
Total current liabilities	749,249	955,598

Deferred compensation and other retirement plans	476,882	477,770
Operating lease liability, non-current	118,563	131,762
Long-term debt	398,145	397,736
Deferred tax liabilities	6,276	5,981
Other liabilities	24,033	20,238
Total liabilities	1,773,148	1,989,085

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 79,136 and 78,264 shares issued and 51,694 and 51,458 shares outstanding at October 31, 2025 and April 30, 2025, respectively	355,151	364,425
Retained earnings	1,675,964	1,588,274
Accumulated other comprehensive loss, net	(86,960)	(86,243)
Total Korn Ferry stockholders' equity	1,944,155	1,866,456
Noncontrolling interest	5,630	5,683
Total stockholders' equity	1,949,785	1,872,139
Total liabilities and stockholders' equity	$3,722,933	$3,861,224
(1) information is derived from audited financial statements included in our most recently filed Form 10-K.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024

Net income attributable to Korn Ferry	$72,399	$60,800	$139,035	$123,404
Net income attributable to non-controlling interest	1,023	1,543	1,821	3,195
Net income	73,422	62,343	140,856	126,599
Income tax provision	26,645	24,898	51,895	47,252
Income before provision for income taxes	100,067	87,241	192,751	173,851
Interest expense, net	5,763	5,626	9,279	9,571
Depreciation and amortization (1)	31,573	19,688	54,259	39,266
Integration/acquisition costs (2)	1,325	3,896	2,833	4,972
Gain on modification of office lease (3)	(13,907)	—	(13,907)	—
Restructuring charges, net (4)	—	576	—	576
Adjusted EBITDA	$124,821	$117,027	$245,215	$228,236

Net income attributable to Korn Ferry margin	10.0%	9.0%	9.7%	9.1%
Net income attributable to non-controlling interest	0.1%	0.2%	0.1%	0.3%
Income tax provision	3.7%	3.7%	3.6%	3.5%
Interest expense, net	0.8%	0.9%	0.7%	0.7%
Depreciation and amortization (1)	4.4%	2.9%	3.8%	2.9%
Integration/acquisition costs (2)	0.2%	0.6%	0.2%	0.4%
Gain on modification of office lease (3)	(1.9%)	—%	(1.0%)	—%
Restructuring charges, net (4)	—%	0.1%	—%	0.0%
Adjusted EBITDA margin	17.3%	17.4%	17.1%	16.9%

Net income attributable to Korn Ferry	$72,399	$60,800	$139,035	$123,404
Accelerated depreciation on Digital platform (1)	10,173	—	12,150	—
Integration/acquisition costs (2)	1,325	3,896	2,833	4,972
Gain on modification of office lease (3)	(13,907)	—	(13,907)	—
Restructuring charges, net (4)	—	576	—	576
Tax effect on the adjusted items (5)	505	(585)	(378)	(1,145)
Adjusted net income attributable to Korn Ferry	$70,495	$64,687	$139,733	$127,807

Basic earnings per common share	$1.38	$1.16	$2.66	$2.34
Accelerated depreciation on Digital platform (1)	0.20	—	0.24	—
Integration/acquisition costs (2)	0.03	0.07	0.05	0.09
Gain on modification of office lease (3)	(0.27)	—	(0.27)	—
Restructuring charges, net (4)	—	0.01	—	0.01
Tax effect on the adjusted items (5)	0.01	(0.01)	(0.01)	(0.02)
Adjusted basic earnings per share	$1.35	$1.23	$2.67	$2.42

Diluted earnings per common share	$1.36	$1.14	$2.61	$2.30
Accelerated depreciation on Digital platform (1)	0.19	—	0.24	—
Integration/acquisition costs (2)	0.03	0.07	0.05	0.09
Gain on modification of office lease (3)	(0.26)	—	(0.26)	—
Restructuring charges, net (4)	—	0.01	—	0.01
Tax effect on the adjusted items (5)	0.01	(0.01)	(0.01)	(0.02)
Adjusted diluted earnings per share	$1.33	$1.21	$2.63	$2.38
Explanation of Non-GAAP Adjustments
(1)Depreciation and amortization includes $10.2 million and $12.2 million of accelerated depreciation associated with the decision to sunset our Digital platform in the three and six months ended October 31, 2025, respectively.
(2)Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(3)Gain on the modification of an office lease where the Company received lease incentives to shorten the lease term.
(4)Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from challenging macroeconomic business environment.
(5)Tax effect on integration/acquisition costs, gain on modification of office lease, restructuring charges, net and accelerated depreciation on Digital platform.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(dollars in thousands)
(unaudited)

	Three Months Ended October 31,
	2025				2024

			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin
Consolidated			$72,399	10.0%			$60,800	9.0%

	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

Consulting	$172,841	$175,930	$30,264	17.5%	$166,771	$169,384	$29,106	17.5%
Digital	91,029	91,237	28,732	31.6%	92,893	93,038	29,188	31.4%
Executive Search:
North America	142,105	143,566	41,954	29.5%	129,891	131,419	36,907	28.4%
EMEA	51,900	52,212	8,771	16.9%	46,788	47,132	7,487	16.0%
Asia Pacific	24,131	24,264	5,319	22.0%	21,464	21,540	4,432	20.6%
Latin America	7,815	7,819	1,734	22.2%	7,856	7,859	2,552	32.5%
Total Executive Search	225,951	227,861	57,778	25.6%	205,999	207,950	51,378	24.9%
Professional Search & Interim	141,099	142,505	30,201	21.4%	121,107	121,988	27,203	22.5%
RPO	90,779	92,267	14,220	15.7%	87,595	89,600	12,899	14.7%
Corporate	—	—	(36,374)		—	—	(32,747)
Consolidated	$721,699	$729,800	$124,821	17.3%	$674,365	$681,960	$117,027	17.4%

	Six Months Ended October 31,
	2025				2024

			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin
Consolidated			$139,035	9.7%			$123,404	9.1%

	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

Consulting	$342,803	$348,629	$59,073	17.2%	$334,641	$340,151	$58,400	17.5%
Digital	180,227	180,482	56,339	31.3%	181,073	181,249	55,811	30.8%
Executive Search:
North America	281,759	284,781	83,194	29.5%	264,643	267,506	72,005	27.2%
EMEA	105,681	106,293	17,914	17.0%	92,769	93,408	14,752	15.9%
Asia Pacific	48,832	49,103	10,854	22.2%	42,043	42,244	8,650	20.6%
Latin America	13,932	13,958	3,274	23.5%	15,179	15,185	5,350	35.2%
Total Executive Search	450,204	454,135	115,236	25.6%	414,634	418,343	100,757	24.3%
Professional Search & Interim	275,000	277,646	58,228	21.2%	242,848	244,718	52,909	21.8%
RPO	182,078	184,451	28,562	15.7%	176,115	180,260	25,393	14.4%
Corporate	—	—	(72,223)		—	—	(65,034)
Consolidated	$1,430,312	$1,445,343	$245,215	17.1%	$1,349,311	$1,364,721	$228,236	16.9%